UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               Form 8-K

                            Current Report

                    Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)

                           June 23, 1998


                          BB&T Corporation
        (Exact name of registrant as specified in its charter)

                  Commission file number :  1-10853


      North Carolina                            56-0939887
(State of incorporation)           (I.R.S. Employer Identification No.)


        200 West Second Street
    Winston-Salem, North Carolina                               27101
(Address of principal executive offices)                     (Zip Code)


                              (336) 733-2000
           (Registrant's telephone number, including area code)


This Form 8-K has 4 pages.

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ITEM 5. OTHER EVENTS

       The purpose of this Current Report on Form 8-K is to announce a two-for-one stock split of BB&T Corporation's common shares and a 12.9% increase in the quarterly cash dividend.

EXHIBIT INDEX

Exhibit 99.1 Stock Split Announcement and Increase in Cash Dividend issued June 23, 1998

         The Board of Directors of BB&T Corporation today declared a two-for-one stock split of the company's common stock and a 12.9% increase in the quarterly cash dividend.

         The stock split will be accomplished through a 100% stock dividend to be issued on August 3, 1998, to shareholders of record on July 10, 1998. Certificates currently held by shareholders will continue to represent the number of shares indicated, and new certificates will be issued for a like number of shares.

         The quarterly cash dividend has been increased by $.04 per share to $.35 on a pre-split basis, or $.175 on a post-split basis. This marks the 26th consecutive year that BB&T has declared an increase in the dividend. The cash dividend will be paid on August 3 to shareholders of record on July 10.

         BB&T is a multi-bank holding company with $31.7 billion in assets. Its principal subsidiaries operate 521 banking offices in North Carolina, South Carolina and Virginia.

                                S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 BB&T CORPORATION
                                                   (Registrant)

                                    By:     /S/ SHERRY A. KELLETT

                                                Sherry A. Kellett
                                 Senior Executive Vice President and Controller
                                           (Principal Accounting Officer)

Date:  June 23, 1998